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                                                                     Exhibit 4.8

                    AMERICAN ANNUITY GROUP CAPITAL TRUST II

                         SECURITIES PURCHASE AGREEMENT


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                               TABLE OF CONTENTS

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
1.       PURCHASE AND SALE OF PREFERRED SECURITIES................................................................1
         1.1      ISSUANCE OF PREFERRED SECURITIES................................................................1
         1.2      SALE AND PURCHASE OF PREFERRED SECURITIES.......................................................1

2.       CLOSING OF SALE OF PREFERRED SECURITIES..................................................................1

3.       CONDITIONS TO CLOSING....................................................................................2
         3.1      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER ON THE CLOSING DATE........................2
         3.2      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRUST ON THE CLOSING DATE............................4

4.       REPRESENTATIONS AND WARRANTIES OF AAG....................................................................5
         4.1      ORGANIZATION AND QUALIFICATION OF AAG; AUTHORITY................................................5
         4.2      ORGANIZATION AND AUTHORITY OF THE TRUST.........................................................6
         4.3      SUBSIDIARIES....................................................................................6
         4.4      LICENSES; REINSURANCE...........................................................................6
         4.5      CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION.........................................7
         4.6      VALIDITY AND BINDING EFFECT.....................................................................7
         4.7      CAPITALIZATION..................................................................................7
         4.8      LITIGATION; DEFAULTS............................................................................7
         4.9      COMMON SECURITIES...............................................................................8
         4.10     THE DECLARATION.................................................................................8
         4.11     GUARANTEE AGREEMENTS............................................................................8
         4.12     DEBT GUARANTEE..................................................................................8
         4.13     PREFERRED SECURITIES............................................................................9
         4.14     THE INDENTURE...................................................................................9
         4.15     THE SUBORDINATED DEBENTURES.....................................................................9
         4.16     THE REGULAR TRUSTEE.............................................................................9
         4.17     PRIVATE OFFERINGS...............................................................................9
         4.18     INVESTMENT COMPANY ACT.........................................................................10
         4.19     PUBLIC UTILITY HOLDING COMPANY ACT.............................................................10
         4.20     DISCLOSURE.....................................................................................10
         4.21     FOREIGN ASSETS CONTROL REGULATION, ETC.........................................................11
         4.22     FEDERAL RESERVE REGULATIONS AND OTHER MATTERS..................................................11
         4.23     USE OF PROCEEDS................................................................................11

5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER..............................................11

6.       RESTRICTIONS ON TRANSFER................................................................................12
         6.1      RESTRICTIVE LEGEND.............................................................................12
         6.2      NOTICE OF THE TRANSFER; OPINIONS OF COUNSEL....................................................12

7.       DEFINITIONS.............................................................................................13

8.       MISCELLANEOUS...........................................................................................16
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
         8.1      INDEMNIFICATION; EXPENSES, ETC.................................................................16
         8.2      PAYMENT OF CLOSING FEES........................................................................18
         8.3      BROKERS........................................................................................18
         8.4      SURVIVAL OF REPRESENTATIONS AND WARRANTIES: SEVERABILITY.......................................18
         8.5      AMENDMENT AND WAIVER...........................................................................19
         8.6      NOTICES ETC....................................................................................19
         8.7      SUCCESSORS AND ASSIGNS.........................................................................19
         8.8      DESCRIPTIVE HEADINGS...........................................................................19
         8.9      SATISFACTION REQUIREMENT.......................................................................19
         8.10     GOVERNING LAW..................................................................................20
         8.11     SERVICE OF PROCESS.............................................................................20
         8.12     COUNTERPARTS...................................................................................20
         8.13     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..................................................20
         8.14     WAIVER OF JURY TRIAL...........................................................................20
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                    AMERICAN ANNUITY GROUP CAPITAL TRUST II

         Securities Purchase Agreement (the "Agreement") dated as of March 11, 1997 among American Annuity Group Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), American Annuity Group, Inc., a Delaware corporation ("AAG"), AAG Holding Company, Inc. an Ohio corporation ("AAG Holding," and with the Trust and AAG, the "Issuers") and the purchaser listed on the signature page hereto (the "Purchaser"). Unless otherwise defined, capitalized terms used in this Agreement are defined in
Section 7 or, if not defined in Section 7 are defined in the Declaration; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; references to a "section" or a "subdivision" are, unless otherwise specified, to a section or a subdivision of this Agreement. The Issuers, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree with the Purchaser as follows:

         1. Purchase and Sale of Preferred Securities.
            -----------------------------------------

                  1.1 ISSUANCE OF PREFERRED SECURITIES. The Trust has authorized the issuance and sale of up to $75,000,000 aggregate principal amount at issuance of its 8 7/8% Capital Trust Preferred Securities (the "Preferred Securities") to be issued pursuant to and in accordance with the terms of the Declaration. Each Preferred Security will be issued in the principal amount of $1,000 and integral multiples of $1,000 and will otherwise be substantially in the form of Preferred Securities set out in the Declaration, with such changes thereto, if any, as may be approved by the Purchasers and the Trust.

                  1.2 SALE AND PURCHASE OF PREFERRED SECURITIES. At the Closing provided for in Section 2, the Trust will issue and sell to the Purchaser and, subject to the terms and conditions of this Agreement and the Declaration, the Purchaser will purchase from the Trust, the aggregate principal amount of Preferred Securities specified opposite the Purchaser's name on the signature page hereto at the purchase price set forth on such Purchaser's signature page hereto payable in cash by wire transfer of immediately available funds. Contemporaneously with entering into this Agreement, the Issuers are entering into separate securities purchase agreements (the "Other Securities Purchase Agreements") with each of the Purchasers other than the Purchaser (the "Other Purchasers"), providing for the sale to each of the Other Purchasers, at such Closing, of the aggregate principal amount of Preferred Securities specified for such Other Purchaser on, and at the purchase price set forth on, the signature pages to the Other Securities Purchase Agreements.

         2. CLOSING OF SALE OF PREFERRED SECURITIES. The purchase and delivery of the Preferred Securities to be purchased by the Purchasers shall take place at the offices of Goodwin, Procter & Hoar, LLP, at a closing (the "Closing") on March 11, 1997 or at such other place or on such other date as the Purchasers, the Company, AAG Holding and the Trust may agree upon (such date on which the Closing shall have actually occurred, the "Closing Date"). At the Closing, the Trust will deliver or cause to be delivered to the Purchaser the Preferred Securities to be purchased by it against payment of the purchase price therefor. The Preferred Securities to be purchased hereunder shall be in the form provided in the Declaration. If at the Closing the Trust shall fail to tender to the Purchaser any of the Preferred Securities to be purchased by it as provided in this Section 2, or any


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of the conditions specified in Section 3 shall not have been satisfied or waived by the Purchaser, the Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

         3. Conditions to Closing.
            ---------------------

                  3.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER ON THE CLOSING DATE. The Purchaser's obligation to purchase and pay for the Preferred Securities to be sold to it at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the following conditions; provided that any or all of the following conditions may be waived, in whole or in part, by the Purchaser with respect to this Agreement in its sole and absolute discretion.

                      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Issuers contained in this Agreement and in the other Transaction Documents and those otherwise made in writing by or on behalf of the Issuers in connection with transactions contemplated to be consummated at the Closing by this Agreement and in the other Transaction Documents shall be complete and correct when made and at the time of the Closing, after giving effect to the sale of the Preferred Securities and the other transactions contemplated to be consummated at the Closing by this Agreement and the other Transaction Documents.

                      (b) PERFORMANCE. The Issuers shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Transaction Documents required to be performed or complied with prior to or at the Closing and at the time of the Closing, after giving effect to the sale of the Preferred Securities and the other transactions contemplated to be consummated at the Closing by this Agreement and the other Transaction Documents, no Default or Event of Default shall have occurred and be continuing.

                      (c) COMPLIANCE CERTIFICATE. The Issuers shall have delivered to the Purchaser an Officers' Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 3.1(a) and 3.1(b) have been fulfilled.

                      (d) OPINIONS OF COUNSEL. The Purchaser shall have received from Keating, Muething and Klekamp, counsel for AAG and AAG Holding and Morris, Nichols, Arsht & Tunnel, counsel for the Trust, favorable opinions addressed to the Purchaser, dated the Closing Date and satisfactory in substance and form to the Purchaser and Purchaser's Special Counsel.

                      (e) TAX OPINION. The Purchaser shall have received from Akin, Gump, Strauss, Hauer & Feld, L.L.P., tax counsel for the Issuers, a favorable tax opinion addressed to the Purchaser, dated the Closing Date and satisfactory in substance and form to the Purchaser and Purchaser's Special Counsel.

                      (f) LEGAL INVESTMENT. On the Closing Date, the Purchaser's purchase of the Preferred Securities shall be permitted by the laws and regulations of the jurisdiction to which the Purchaser is subject (including, without limitation, Section 5 of the Securities Act or Regulation


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G, T, U, or X of the Board of Governors of the Federal Reserve System), and
credit controls or similar restraints applicable to the Purchaser shall not subject the Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to any injunction, order or decree applicable to the Purchaser.

                      (g) COMPLIANCE WITH SECURITIES LAWS. The offering, issuance and sale of the Preferred Securities under this Agreement shall have complied with all applicable requirements of federal securities laws and the Purchaser shall have received evidence, if any, of such compliance in form and substance satisfactory to the Purchaser.

                      (h) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings contemplated by this Agreement, including', without limitation, the matters set forth in the Transaction Documents and all of the other documents and instruments incident thereto, shall be satisfactory to the Purchaser and the Purchasers' Special Counsel, and the Purchaser and the Purchasers' Special Counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or the Purchasers' Special Counsel may reasonably request.

                      (i) COMPLETION OF OTHER TRANSACTIONS. Simultaneously with or prior to the issuance and sale to the Purchasers of the Preferred Securities to be purchased by the Purchasers at the Closing each of the other Transaction Documents and any other agreements and documents contemplated thereby and in connection therewith shall have been executed and delivered by all respective parties thereto and shall be in full force and effect.

                      (j) RELATED MATTERS. The Charter Documents of the Issuers and their material Subsidiaries shall not have been modified or amended since the date hereof.

                      (k) NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION. No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the Purchaser's reasonable judgment, is likely to materially and adversely affect the business, property, operations, condition (financial or otherwise) or prospects of AAG or the Trust or materially and adversely affect any of the Preferred Securities or any part thereof as an investment. There shall be no action, suit, investigation or proceeding pending or threatened, against or affecting the Purchaser, any of its properties or rights, or any of its Affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement and the other Transaction Documents, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such


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transactions, and, to the Purchaser's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

                      (l) GOVERNMENTAL AND THIRD PARTY PERMITS, CONSENTS, ETC. The Issuers shall have duly applied for and obtained all approvals, orders, licenses, consents and other authorizations (collectively, the "Approvals") from each federal, state and local government and governmental agency, department or body, or pursuant to any agreement to which such Issuer or its Subsidiaries is a party or to which any of them or any of their assets is subject, which may be required in connection with this Agreement, the other Transaction Documents or any other agreements and documents contemplated thereby and in connection therewith.

                      (m) SECRETARY'S CERTIFICATE. The Purchaser shall have received certificates, dated the Closing Date of the Regular Trustees of the Trust and the Secretaries of AAG and AAG Holding, certifying (i) as true, complete and correct their respective Charter Documents and resolutions relating to the transactions contemplated hereby attached thereto, (ii) as to the absence of proceedings or other action for dissolution, liquidation or reorganization of any of the Issuers, as the case may be, (iii) as to the incumbency and specimen signatures of officers, in the case of AAG and AAG Holding, and Regular Trustees, in the case of the Trust, who shall have executed the Transaction Documents and other documents in connection with the transactions contemplated hereby, (iv) as to the effect that the Transaction Documents are in the form approved in the resolutions referred to in clause (i) above, and (v) covering such other matters, and with such other attachments thereto, as Purchasers' Special Counsel may reasonably request at least one Business Day before the Closing Date, which certificates and attachments thereto shall be satisfactory in form and substance to such Purchaser.

                  3.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRUST ON THE CLOSING DATE. The Trust's obligation to issue the Preferred Securities at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the following conditions; provided that any or all of the following conditions may be waived, in whole or in part, by the Trust with respect to this Agreement in its sole and absolute discretion:

                      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement and in the other Transaction Documents and those otherwise made in writing by or on behalf of the Purchaser in connection with transactions contemplated to be consummated at the Closing by this Agreement and in the other Transaction Documents shall be correct in all material respects when made and at the time of the Closing, after giving effect to the sale of the Preferred Securities and the other transactions contemplated to be consummated at the Closing by this Agreement and the other Transaction Documents, except that any representations and warranties that relate to a particular date or period shall be true in all material respects as of such date or period.

                      (b) PERFORMANCE. The Purchaser shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Transaction Documents required to be performed or complied with prior to or at the Closing.


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                      (c) COMPLIANCE WITH SECURITIES LAWS. The offering,
issuance and sale of the Preferred Securities under this Agreement shall have complied with all applicable requirements of federal securities laws and the Trust shall have received evidence, if any, of such compliance in form and substance satisfactory to the Trust.

                      (d) SALE OF OTHER PREFERRED SECURITIES. Concurrently with the Closing, the Trust shall have issued and sold to each of the Other Purchasers, and each such Other Purchaser shall have purchased from the Trust, the Preferred Securities to be issued and sold to each such Other Purchaser at the Closing as specified in the applicable signature page of each of the Other Securities Purchase Agreements.

                      (e) COMPLETION OF OTHER TRANSACTIONS. Simultaneously with or prior to the issuance and sale by the Trust of the Preferred Securities to be purchased by the Purchasers at the Closing each of the other Transaction Documents and any other agreements and documents contemplated thereby and in connection therewith shall have been executed and delivered by all respective parties thereto and shall be in full force and effect.

                      (f) NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION. No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the reasonable opinion of AAG, is likely to materially and adversely affect the business, property, operations, condition (financial or otherwise) or prospects of AAG or the Trust or materially and adversely affect any of the Preferred Securities or any part thereof as an investment. There shall be no action, suit, investigation or proceeding pending or threatened, against or affecting the Trust, any of its properties or rights, or any of its Affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement and the other Transaction Documents, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and, to the Trust's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

         4. REPRESENTATIONS AND WARRANTIES OF AAG. In order to induce the Purchaser to purchase the Preferred Securities, the Issuers represent and warrant that:

                  4.1 ORGANIZATION AND QUALIFICATION OF AAG; AUTHORITY. Each of AAG and AAG Holding is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own and lease its properties and carry on its business as presently conducted, is duly qualified, registered or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure so to qualify or be in good


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standing would not have a material adverse effect on the condition (financial or otherwise), assets, business or results of operations (a "Material Adverse Effect") of AAG and its Subsidiaries taken as a whole. Each of AAG and AAG Holding has heretofore delivered to Purchasers' Special Counsel complete and correct copies of its Charter Documents, each as amended to date and as presently in effect.

                  4.2 ORGANIZATION AND AUTHORITY OF THE TRUST. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as presently contemplated and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities, the Declaration and the other Transaction Documents to which it is a party; the Trust is not a party to or otherwise bound by any material agreement other than those documents.

                  4.3 SUBSIDIARIES. AAG's material Subsidiaries are set forth on Schedule 4.3 hereto. Each of such Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own and lease its properties, and carry on its business as presently conducted, is duly qualified, registered or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations make such qualification, registration or licensing necessary, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect on AAG and its Subsidiaries taken as a whole. Except as disclosed on Schedule 4.3, AAG owns, directly or indirectly, all of the outstanding shares of Capital Stock of each of the Subsidiaries free of any Lien, restriction (other than restrictions generally applicable to securities under federal, provincial or state securities laws) or encumbrance, and said shares have been duly issued and are validly outstanding.

                  4.4 LICENSES; REINSURANCE. Each of AAG and its Subsidiaries hold all material licenses, franchises, permits, consents, registrations, certificates and other approvals (individually, a "License" and collectively, "Licenses") required for the conduct of its business as now being conducted, and is operating in compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not have a Material Adverse Effect on AAG and its Subsidiaries, taken as a whole. Each of AAG and its Subsidiaries is in substantial compliance with all laws, regulations, orders and decrees applicable to it, except in each case where the failure so to comply would not have a Material Adverse Effect on AAG and its Subsidiaries, taken as a whole, or a material adverse effect on the ability of either AAG or the Trust to perform on a timely basis any obligation that it has or will have under any Transaction Document to which it is a party.

                  All reinsurance treaties and arrangements to which any Subsidiary of AAG is a party are in full force and effect and no such Subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein; no such Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the best knowledge of AAG, AAG has no reason to believe that any of the other parties to such treaties or arrangements


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                                      - 7 -

will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the Financial Statements of AAG.

                  4.5 CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by each of the Issuers of the Transaction Documents and all other instruments or agreements to be executed in connection herewith or therewith and the issuance and sale to the Purchasers of the Preferred Securities are within each of the Issuers' powers, having been duly authorized by all necessary action on the part of each such Issuer; do not require any License, authorization, approval, qualification or formal exemption from, or other action by or in respect of, or filing of a declaration or registration with, any court, Governmental Authority, agency or official or other Person (except such as have been obtained or as may be required under the Securities Act or state securities or Blue Sky laws); do not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation of any Governmental Authority, (ii) the Charter Documents of each such Issuer, (iii) any agreement (or require the consent of any Person under any agreement that has not been obtained) to which any Issuer, or any of its Subsidiaries, is a party, or (iv) any judgment, injunction, order, decree or other instrument binding upon the any Issuer, or any of its Subsidiaries, or any of their respective properties, except where such contravention, default or violation would not have a Material Adverse Effect on such Issuer and its Subsidiaries taken as a whole; and do not and will not result in the creation or imposition of any Lien on any asset of any Issuer, or any of its Subsidiaries.

                  4.6 VALIDITY AND BINDING EFFECT. Each of the Transaction Documents has been duly executed and delivered by each Issuer and is a valid and binding agreement of each Issuer, enforceable against such entity, in accordance with their respective terms, except for (a) the effect upon the Transaction Documents of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by a court of competent jurisdiction under general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies.

                  4.7 CAPITALIZATION. As of the Closing Date, except as set forth on Schedule 4.7 hereto, (i) there are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements or commitments of any character obligating any Issuer, or any of its Subsidiaries, to issue any securities; and (ii) there are no voting trusts or other agreements or understandings to which the Trust, AAG or its material Subsidiaries is a party with respect to the voting of the Capital Stock of the Trust, AAG or its material Subsidiaries and (iii) except as contemplated by the Registration Rights Agreement, none of the Trust, AAG nor any of their Subsidiaries, has entered into any agreement to register its equity or debt securities under the Securities Act.

                  4.8 LITIGATION; DEFAULTS. Except as disclosed on Schedule 4.8 hereto, there is no action, suit, proceeding or investigation pending or, to the knowledge of AAG or the Trust, threatened against or affecting any of the Issuers, or any of their Subsidiaries, or any of their respective properties, before or by any court or arbitrator or any governmental body, agency or official which (individually or in the aggregate) could (i) have a Material Adverse Effect on such Issuer and its Subsidiaries, taken as a whole, or (ii) impair the ability of any Issuer to perform fully on a timely basis any of its respective obligations under the Transaction Documents to which such Issuer is a party. No Issuer nor any of its Subsidiaries is in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its Charter Documents. No Issuer, nor any of their Subsidiaries, is in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute a default under), any term of any agreement, instrument, judgment, decree, order, statute, injunction, governmental regulation, rule or ordinance applicable to such Issuer, or any of its Subsidiaries, or to which such Issuer, or any of its Subsidiaries, is bound, or of its respective properties, except in each case to the extent that such violations or defaults, individually or in the aggregate, could not reasonably (a) affect the validity of any Transaction Document, (b) have a Material Adverse Effect on such Issuer and its Subsidiaries, taken as a whole, or (c) impair the ability of such Issuer to perform fully on a timely basis any obligation which such Issuer has or will have under any Transaction Document to which any Issuer is a party.

                  4.9 COMMON SECURITIES. The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to AAG Holding against payment therefor, will be validly issued and will represent undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and on the Closing Date all of the issued and outstanding Common Securities of the Trust will be directly owned by AAG Holding free and clear of any security interest, mortgage, pledge, Lien, encumbrance, claim or equitable right.

                  4.10 THE DECLARATION. The Declaration has been duly authorized by AAG Holding and, on the Closing Date, will have been duly executed and delivered by AAG Holding and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will, on the Closing Date, be a valid and binding obligation of AAG Holding and the Regular Trustees, enforceable against AAG Holding and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions").

                  4.11 GUARANTEE AGREEMENTS. Each of the Guarantee Agreements has been duly authorized by AAG and, when validly executed and delivered by AAG and, in the case of the Preferred Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Preferred Securities Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of AAG, enforceable against AAG in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                  4.12 DEBT GUARANTEE. The Debt Guarantee has been duly authorized by AAG and, on the Closing Date, will have been validly executed and delivered by AAG and will constitute a


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                                      - 9 -

valid and binding obligation of AAG, enforceable against AAG in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                  4.13 PREFERRED SECURITIES. The Preferred Securities have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and the issuance of the Preferred Securities is not subject to preemptive or other similar rights.

                  4.14 THE INDENTURE. The Indenture has been duly authorized and executed by AAG and AAG Holding and, on the Closing Date, will constitute a valid and binding agreement of AAG Holding and AAG, enforceable against each of AAG Holding and AAG in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                  4.15 THE SUBORDINATED DEBENTURES. The Subordinated Debentures have been duly authorized by AAG Holding and, at the Closing Time, will have been duly executed by AAG Holding and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of AAG Holding, enforceable against AAG Holding in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  4.16 THE REGULAR TRUSTEE. Each of the Regular Trustees of the Trust is an employee of AAG and has been duly authorized by AAG to execute and deliver the Declaration.

                  4.17 PRIVATE OFFERINGS. No form of general solicitation or general advertising including, but not limited to, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising was used by any Issuer, or any of its Subsidiaries, or the representatives, or, to the knowledge of the Issuers, any other Person acting on behalf of any Issuer, or any of their Subsidiaries, in connection with the offering of the Preferred Securities being purchased under this Agreement or under any other Transaction Document. None of the Issuers nor any Person acting on behalf of any Issuer has directly or indirectly offered the Preferred Securities, or any part thereof or any other similar securities or the securities being purchased under any other Transaction Document, for sale to, or sold or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person or Persons other than the Purchasers and other investors who the Trust reasonably believed had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of purchasing the Preferred Securities. The Issuers further represent to the Purchaser that, assuming the accuracy of the representations of the Purchaser as set forth in Section 5 hereof, none of the Issuers nor any Person acting on behalf of any Issuer has taken or will take any action which would subject the issue and sale of the Preferred Securities to the provisions of Section 5 of the Securities Act, except as contemplated by the Registration Rights Agreement. The Trust has not sold the Preferred Securities to anyone other than the Purchasers designated in this Agreement and the Other Securities Purchase Agreements. No securities of the same class or series as the Preferred Securities have been issued and sold by the Trust prior to the date hereof. Each Preferred Security Certificate shall bear substantially the same legend provided in Section 6.1 hereof as applicable, for at least so long as such restrictions apply.

                  4.18 INVESTMENT COMPANY ACT. No Issuer is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). nor is any Issuer deemed to be an "investment company" for purposes of Section 12(d)(1) of the 1940 Act.

                  4.19 PUBLIC UTILITY HOLDING COMPANY ACT. No Issuer is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  4.20 Disclosure.
                       ----------

                  (a) As of the date hereof, there is no untrue statement of material fact in the Disclosure Document and no omission of a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

                  (b) There is no material fact known to any Issuer which such Issuer has not disclosed to the Purchaser or Purchasers' Special Counsel in writing which has, or insofar as such Issuer can reasonably foresee, could reasonably be expected to have a Material Adverse Effect on such Issuer and its Subsidiaries, taken as a whole, or a material adverse effect on the ability of such Issuer to perform its obligations under any of the Transaction Documents or in respect of the Preferred Securities or any document contemplated hereby or thereby.

                  (c) As of the date of this Agreement, each report AAG has filed with the Commission with respect to events occurring, or periods ending, on or after September, 1996 (the "SEC Filings") complies in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and as of the date thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading.

                  (d) The SEC Filings, taken as a whole, do not as of the date of this Agreement contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading. There is no material fact known to AAG which AAG has not disclosed in the SEC Filings which has or insofar as AAG can reasonably foresee, could reasonably be expected to have a Material Adverse Effect on AAG or a Material Adverse Effect on the ability of AAG to perform its obligations under any of the Transaction Documents to which it is a party or in respect of the Preferred Securities or any document contemplated hereby or thereby.

                  4.21 FOREIGN ASSETS CONTROL REGULATION, ETC. Neither the issue and sale of the Preferred Securities by the Trust nor its use of the proceeds thereof as contemplated by this

Agreement will violate the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South Africa Transactions Control Regulations, the Libyan Sanctions Regulations, the Soviet Gold Code Regulations, the Panamanian Transactions Regulations, the Haitian Transactions Regulations, or the Iraqi Sanctions Regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or Executive Orders 12722 and 12724 (transactions with Iraq).

                  4.22 FEDERAL RESERVE REGULATIONS AND OTHER MATTERS. None of the Issuers nor any of their respective Subsidiaries will, directly or indirectly, use any of the proceeds from the sale of the Preferred Securities for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock", or of maintaining, reducing or retiring any indebtedness originally incurred to purchase any stock that is currently a "margin stock", or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit", in each case within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System (12 C.F.R, 207 and 221, as amended, respectively), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulations T or X of the Board of Governors of the Federal Reserve System (12 C.F.R. 220) and 224, as amended, respectively) or any other regulation of such Board. No indebtedness that may be maintained, reduced or retired with the proceeds from the sale of the Preferred Securities was incurred for the purpose of purchasing or carrying any "margin stock" and none of the Issuers nor any of their respective Subsidiaries own any such "margin stock" or have any present intention of acquiring, directly or indirectly any such "margin stock".

                  4.23 USE OF PROCEEDS. AAG and AAG Holdings will use the proceeds it receives pursuant to the issuance of Debentures for general corporate purposes.

                  4.24 RATINGS OF SECURITIES. The Issuers will use their best efforts to obtain ratings for the Preferred Securities from Standard and Poors' Ratings Group, a division of McGraw-Hill, and Moody's Investors Service, Inc. as soon as practicable after the date hereof.

         5. Representations, Warranties and Covenants of the Purchaser.
            ----------------------------------------------------------

                  (a) The Purchaser represents that (i) it is an accredited investor as defined in Regulation D under the Securities Act, or (ii) by reason of its business and financial experience, and the business and financial experience of those Persons, if any, retained by it to advise it with respect to its investment in the Preferred Securities, such Purchaser together with such advisers have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment, and that it is purchasing the Preferred Securities for its own account or for one or more separate accounts maintained by it or for the account of one or more institutional investors on whose behalf the Purchaser has authority to make this representation for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Preferred Securities except in compliance with the Securities Act and except to one or more such institutional investors, provided that the disposition of the Purchaser's or such investor's property shall at all times be within its control. The Purchaser understands and agrees that the Preferred Securities have not been registered under the Securities Act and may be resold (which resale is not now contemplated) only if registered pursuant to the provisions thereunder or if an exemption from registration is available.

                  (b) The Purchaser represents that it has full power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under this Agreement and all other documents or instruments contemplated hereby. This Agreement is the legal, valid and binding obligation of each Purchaser, and is enforceable in accordance with its terms.

         6. Restrictions on Transfer.
            ------------------------

                  6.1 RESTRICTIVE LEGEND. Except as otherwise permitted by this
Section 6, each certificate for Preferred Securities issued pursuant to this Agreement shall be stamped or otherwise imprinted with a legend substantially in the form provided in the Declaration.

         The Trust shall maintain a copy of this Agreement and any amendments thereto on file in its principal office, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to the Purchaser upon its request.

         Whenever the legend requirement imposed by this Section 6.1 shall terminate the respective holders of Preferred Securities for which such legend requirements have terminated shall promptly receive from the Trust, at the Trust's expense, certificates for Preferred Securities without such legend.

                  6.2 NOTICE OF THE TRANSFER; OPINIONS OF COUNSEL. The holder of each Preferred Security Certificate bearing the restrictive legend as provided in Section 6.1 above ("Restricted Security"), agrees upon reasonable request by the Trust to such transferring holder, to provide to the Trust (a) written notice describing the manner or circumstances of any transfer of any Restricted Security and/or (b) an opinion of counsel (including in-house counsel), in form and substance reasonably satisfactory to the Trust, to the effect that the transfer of such Restricted Security may be effected without registration of such Restricted Security under the Securities Act. If the holder of the Restricted Security delivers to the Trust an opinion of counsel (including in-house counsel or regular counsel to such Purchaser or its investment adviser) in form and substance reasonably satisfactory to the Trust that subsequent transfers of such Restricted Security will not require registration under the Securities Act, the Trust will promptly after such transfer deliver new certificates for such Restricted Security which do not bear the legend set forth in Section 6.1 above The restrictions imposed by this
Section 6 upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The Trust shall promptly provide the holder of any Restricted Security as to which such restrictions shall have terminated with a new security of the same type but not bearing the restrictive legend set forth in Section 6.1 and not containing any other reference to the restrictions imposed by this Section 6. Notwithstanding any of the foregoing, no opinion of counsel will be required to be rendered pursuant to this Section 6.2 with respect to the transfer of any Securities on which the restrictive legend has been removed in accordance with this Section 6.2. As used in this Section 6.2, the term "transfer" encompasses any sale, transfer or other disposition of any Securities referred to herein.

         7. DEFINITIONS. As used herein the following terms have the following respective meanings:

                  "AFFILIATE," except as otherwise defined in this Agreement, means with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person PROVIDED that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGREEMENT" means this Agreement, as amended, modified or supplemented from time to time, together with any exhibits, schedules or other attachments thereto.

                  "BUSINESS DAY" has the meaning ascribed thereto in the Indenture.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, participations, warrants, options or other equivalents (however designated) of corporate stock or equity participations of such Person, including, but not limited to, beneficial interests in or securities of a trust.

                  "CHARTER DOCUMENTS" means, in the case of the Trust, Certificate of Trust, the Declaration, and, in the case of AAG or any of its Subsidiaries, the Certificate of Incorporation or By-laws (or the equivalent).

                  "CLOSING" has the meaning ascribed thereto in Section 2 hereof.

                  "CLOSING DATE" has the meaning ascribed thereto in Section 2 hereof.

                  "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, as amended from time to time.

                  "COMMISSION" means the United States Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  "DEBT GUARANTEE" means the guarantee of the Subordinated Debentures by AAG.

                  "DECLARATION" means the Amended and Restated Declaration of Trust for the Trust dated as of March 11, 1997.

                  "DELAWARE ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

                  "DEFAULT" and"EVENT OF DEFAULT" have the meanings specified in the Indenture.

                  "DISCLOSURE DOCUMENT" shall mean the Prospectus dated November 4, 1996 relating to the offering of Trust Originated Preferred Securities by American Annuity Group Capital Trust I, as updated on the date hereof with respect to the terms of the Preferred Securities, all documents incorporated by reference into such Prospectus, all documents filed by AAG with the Securities and Exchange Commission since November 4, 1996 and the Transaction Documents, taken as a whole.

                  "GAAP" means generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession that are applicable to the circumstances as of the date of determination, applied on a consistent basis.

                  "GOVERNMENTAL AUTHORITY" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

                  "GUARANTEE AGREEMENTS" means the Preferred Securities Guarantee Agreement and the Common Securities Guarantee Agreement, each of which is dated as of the date hereof, pursuant to which AAG has guaranteed the obligations of the Trust under the Preferred Securities and the Common Securities to the extent set forth in such Guarantee Agreements, as such agreements are amended or supplemented from time to time..

                  "INDEMNIFIED PARTY" or "INDEMNIFIED PARTIES" has the meaning ascribed thereto in Section 8.1(a) hereof.

                  "INDENTURE" means the Indenture, providing for the issuance of 8 7/8% Subordinated Debentures due January 15, 2027 by AAG Holding, dated as of March 11, 1997 among AAG Holding Company, Inc., an Ohio corporation and a wholly-owned subsidiary of AAG ("AAG Holding"), AAG and The Bank of New York, as amended, modified or supplemented from time to time, together with any exhibits, schedules or other attachments thereto.

                  "IRS" means the Internal Revenue Service or any successor agency.

                  "LICENSE" or "LICENSES" has the meaning ascribed thereto in
Section 4.4 hereof.

                  "LIEN" means, with respect to any Person, any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement with respect to, any Property or asset of such Person and any financing lease having substantially the same effect.

                  "LOSSES" has the meaning ascribed thereto in Section 8.1(a) hereof.

                  "MATERIAL ADVERSE EFFECT" has the meaning ascribed thereto in
Section 4.1 hereof.

                  "OFFICERS' CERTIFICATE" means a certificate executed on behalf of the Trust by (a) the Chairman of the Board of Directors (if an officer) or the President or one of the Vice Presidents of the Trust and (b) the Treasurer or one of the Assistant Treasurers or the Secretary or one of the Assistant Secretaries of the Trust.

                  "OTHER PURCHASERS" has the meaning ascribed thereto in Section
1.2 hereof.

                  "OTHER SECURITIES PURCHASE AGREEMENTS" has the meaning ascribed thereto in Section 1.2 hereof.

                  "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "PURCHASER" except as defined elsewhere in this Agreement, has the meaning ascribed thereto in the introduction hereof.

                  "PURCHASERS" except as defined elsewhere in this Agreement, shall mean the Purchaser and the Other Purchasers.

                  "PURCHASERS' SPECIAL COUNSEL" means Goodwin Proctor & Hoar, LLP, a partnership including professional corporations, acting as special counsel to certain of the Purchasers in connection with the transactions contemplated hereunder.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement of even date herewith by and among the Trust, AAG, AAG Holding Company, Inc. and the Purchasers.

                  "REGULAR TRUSTEES" means Christopher P. Miliano and Mark F. Muething.

                  "RELEASE" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

                  "RESTRICTED SECURITY" has the meaning ascribed thereto in
Section 6.2 hereof.

                  "RULE 144" means Rule 144 as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

                  "RULE 144A" means Rule 144A as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

                  "SECURITIES ACT" means the Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder, as amended.

                  "SUBORDINATED DEBENTURES" means the 8 7/8% Subordinated Debentures due January 15, 2027 to be issued under the Indenture.

                  "SUBSIDIARY" means with respect to any Person, any corporation, association, partnership, joint venture or other business entity of which AAG and/or any Subsidiary of AAG, directly or indirectly, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity exercises sufficient control over and/or has a sufficiently large interest in, such association partnership, joint venture or other business entity that the operations thereof are, in accordance with GAAP, consolidated with those of AAG or any Subsidiary.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Other Securities Purchase Agreements, the Indenture, the Guarantee Agreements, the Registration Rights Agreement, the Declaration and any and all agreements certificates, instruments and other documents contemplated thereby or executed and delivered in connection therewith.

                  "TRUSTEES" has the meaning ascribed thereto in the Declaration.

                  "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Persons (irrespective of whether or not at the time, stock of any class or classes will have, or might have, voting power by the reason of the happening of any contingency).

         8. Miscellaneous.
            -------------

                  8.1 Indemnification; Expenses, Etc.
                      ------------------------------

                           (a) In addition to any and all obligations of the
Trust and AAG to indemnify the Purchaser hereunder or under the Indenture or the other Transaction Documents, the

Trust and AAG agree, without limitation as to time, to indemnify and hold harmless the Purchaser, its Affiliates, and the employees, officers, directors, and agents of the Purchaser and its Affiliates (individually, an "Indemnified Party" and, collectively the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees) and expenses (including expenses of investigation) (collectively, "Losses") incurred or suffered by an Indemnified Party (i) in connection with or arising out of any breach of any warranty, or the inaccuracy of any representation as the case may be, made by AAG or the Trust, or the failure of AAG or the Trust to fulfill any agreement or covenant contained in this Agreement or (ii) in connection with any proceeding against the Trust, AAG or any Indemnified Party brought by any third party arising out of or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken in connection herewith or therewith (or any other document or instrument executed herewith or pursuant hereto or thereto) whether or the transactions contemplated by this Agreement are consummated and whether or not any Indemnified Party is a formal party to any proceeding; PROVIDED, HOWEVER, that neither the Trust nor AAG shall be liable for any losses resulting from action on the part of any Indemnified Party which is finally determined in such proceeding to be wrongful or which is an act of gross negligence, recklessness, or willful misconduct by such Indemnified Party. The Trust and AAG agree promptly to reimburse any Indemnified Party for all such Losses as they are incurred or suffered by such Indemnified Party.

         Except as otherwise provided herein, the Trust and AAG agree (for the benefit of each Purchaser) to pay, and to hold each Purchaser harmless from and against, all costs and expenses (including, without limitation, attorneys fees, expenses and disbursements), if any, in connection with the enforcement against the Trust or AAG, as the case may be, of this Agreement or any other Transaction Document or any other agreement or instrument furnished pursuant hereto or thereto or in connection herewith or therewith in any action in which the Purchaser attempting to enforce any of the foregoing shall prevail or in any action in which the Purchaser shall in good faith assert any provision of any of the foregoing as a defense.

                           (b) If any Indemnified Party is entitled to
indemnification hereunder, such Indemnified Party shall give prompt notice to the Trust and AAG of any claim or of the commencement of any proceeding against the Trust, AAG or any Indemnified Party brought by any third party with respect to which such Indemnified Party seeks indemnification pursuant hereto; PROVIDED, HOWEVER, that the failure so to notify the Trust and AAG shall not relieve either the Trust or AAG from any obligation or liability except to the extent the Trust or AAG is prejudiced by such failure. The Trust and AAG shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the expense of the Trust or AAG, the defense of any such claim or proceeding with counsel reasonably satisfactory to such Indemnified Party. The Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). Neither the Trust nor AAG shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance satisfactory to the Indemnified Party or Parties, from all liability in respect of such claim, litigation or proceeding.

                           (c) In addition to any other obligations of AAG to
indemnify the Purchasers herein or pursuant to any of the Transaction Documents or any other agreements or documents executed and delivered in connection therewith, AAG will pay, and will save the Purchaser and each other holder of any of the Preferred Securities harmless from liability for the payment of all expenses arising in connection with such transactions, including, without limitation: (a) all document production and duplication charges and the reasonable fees, charges and expenses of Purchasers' Special Counsel (whether arising before or after the Closing Date), incurred in connection with the transactions contemplated hereby and any subsequent proposed modification of or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted; (b) the costs of obtaining a private placement number from Standard & Poor's Corporation for the certificates for the Preferred Securities; (c) the costs and expenses, including attorneys' fees, incurred by any Purchaser in enforcing any rights under this Agreement or in responding to any subpoena or other legal process issues in connection with this Agreement or the transactions contemplated hereby or thereby or by reason of such Purchaser's having acquired any of the Preferred Securities, including without limitation costs and expenses incurred by such Purchaser in any bankruptcy case; (d) the cost of delivering to such Purchaser's principal office, insured to its satisfaction, the Securities delivered to such Purchaser hereunder; and (e) the reasonable out-of-pocket expenses incurred by such Purchaser in connection with such transactions and any such amendments or waivers.

                  8.2 PAYMENT OF CLOSING FEES. AAG agrees to pay the reasonable fees, expenses and disbursements of the Purchasers' Special Counsel reflected in statements rendered by such counsel.

                  8.3 BROKERS. The Trust and AAG agree that they will pay all commissions due to Libra Investments, Inc. in connection with the sale of Preferred Securities hereunder and they further agree to indemnify and hold harmless the Purchaser from and against all other claims, demands and liabilities for broker's, finder's, placement agent's or other similar fees or commissions payable in connection with the transactions contemplated by this Agreement.

                  8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES: SEVERABILITY. All representations and warranties contained in this Agreement or the Transaction Documents or made in writing by or on behalf of the Trust or AAG in connection with the transactions contemplated by this Agreement or the Transaction Documents shall survive, for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, any investigation at any time made by any Purchaser or on such Purchaser's behalf, the purchase of the Preferred Securities by the Purchasers under this Agreement and the Other Securities Purchase Agreements and any disposition of or payment on the Preferred Securities. All statements contained in any certificate or other instrument delivered to the Purchasers by or on behalf of the Trust or AAG pursuant to this Agreement or the Transaction Documents shall be deemed representations and warranties of the Trust or AAG, as the case may be, under this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

                  8.5 AMENDMENT AND WAIVER. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Purchaser, the Trust and AAG.

                  8.6 NOTICES ETC. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, or by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to the Purchaser, at such address as the Purchaser shall have furnished to the Trust in writing, or (b) if to any other holder of any Preferred Security, at such address as such other holder shall have furnished to the Trust in writing, or, until any such other holder so furnishes to the Trust an address, then to and at the address of the last holder of such Security who has furnished an address to the Trust, or (c) if to the Trust, at 250 East Fifth Street, Cincinnati, Ohio, 45202, to the attention of the Regular Trustees, or at such other address, or to the attention of such other officer, as the Trust shall have furnished to the Purchaser and each such other holder in writing, or if to AAG, at 250 East Fifth Street, Cincinnati, Ohio 45202, to the attention of the General Counsel, or at such other address, or to the attention of such other office, as AAG shall have furnished to the Purchaser and each other such holder in writing. This Agreement and the other Transaction Documents and all documents delivered in connection herewith or therewith embody the entire agreement and understanding among the Purchaser, the Trust and AAG and supersede all prior agreements and understandings relating to the subject matter hereof.

                  8.7 SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party'; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties. The terms and provisions of this Agreement, the Indenture and the other Transaction Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of the Purchaser, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Purchaser shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof. In connection therewith, such transferee or assignee may disclose all documents and information which such transferee or assignee now or hereafter may have relating to the Preferred Securities, this Agreement, the Transaction Documents, the Trust, any other Persons referred to herein or any of the business of any of the foregoing entities.

                  8.8 DESCRIPTIVE HEADINGS. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  8.9 SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the

Purchaser or to the holders of a specified portion of the Preferred Securities, the determination of such satisfaction shall be made by the Purchaser or such holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

                  8.10 GOVERNING LAW. THIS AGREEMENT AND THE PREFERRED SECURITIES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

                  8.11 SERVICE OF PROCESS. AAG and the Trust hereby consent to service of process by registered mail at the address to which notices are to be given. AAG and the Trust agree that their consent to service of process by mail is made for the express benefit of the Purchaser.

                  8.12 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  8.13 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Agreement may not be used to interpret another agreement, indenture, loan or debt agreement of AAG or the Trust. Any such agreement, indenture, loan or debt agreement may not be used to interpret this Agreement.

                  8.14 WAIVER OF JURY TRIAL. AAG, THE TRUST AND THE PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE PREFERRED SECURITIES, ANY OTHER TRANSACTION DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, THE PREFERRED SECURITIES OR ANY OTHER TRANSACTION DOCUMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM (I.E., A CLAIM BY THE TRUST AGAINST ANY OF THE PURCHASERS WHICH IF NOT BROUGHT IN SUCH ACTION WOULD RESULT IN THE ANY ISSUER BEING FOREVER BARRED FROM BRINGING SUCH CLAIM) SUCH ISSUER SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

                        SECURITIES PURCHASE AGREEMENT
                 (8 7/8% CAPITAL TRUST PREFERRED SECURITIES)

         If this Agreement is satisfactory, please so indicate by signing the applicable attached signature page of this Agreement whereupon this Agreement will become binding among the parties hereto in accordance with its terms.

                                 AMERICAN ANNUITY GROUP, INC.


                                 BY: /s/ Mark F. Muething
                                    ------------------------------------
                                      Mark F. Muething
                                      Senior Vice President, General Counsel and
                                        Secretary

                                 AMERICAN ANNUITY GROUP CAPITAL
                                   TRUST II


                                 BY: /s/ Mark F. Muething
                                    ------------------------------------
                                      Mark F. Muething
                                      Regular Trustee

                                 AAG HOLDING COMPANY, INC.


                                 BY: /s/ Mark F. Muething
                                    ------------------------------------
                                      Mark F. Muething
                                      Senior Vice President




                    [SIGNATURE PAGES OF PURCHASERS FOLLOW]